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                                                                   EXHIBIT 1(gg)

                              JANUS INVESTMENT FUND

             FORM OF CERTIFICATE OF ESTABLISHMENT AND DESIGNATION OF
                            JANUS MID CAP VALUE FUND


         The undersigned, being the Secretary of Janus Investment Fund, a Massachusetts business trust with transferable shares (the "Trust"), being duly authorized by vote of a Majority of the Trustees of the Trust acting pursuant to
Section 6.1(b) and Section 9.3 of the Trust's Agreement and Declaration of Trust, dated February 11, 1986, as now in effect (the "Declaration"), does hereby establish and designate the Janus Mid Cap Value Fund (in addition to the Funds now existing) into which the assets of the Trust shall be divided (the "Mid Cap Value Fund"), having the relative rights and preferences as follows:

         1. The beneficial interest in the Mid Cap Value Fund shall be represented by a separate series of shares of beneficial interest, par value one cent ($.01) per share (the "Shares"), consisting of two separate Classes. The Series shall bear the name of the Mid Cap Value Fund to which it relates and shall represent the beneficial interest only in such Mid Cap Value Fund. An unlimited number of Shares of such series may be issued.

         2. The Mid Cap Value Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then effective registration statement under the Securities Act of 1933 and the Investment Company Act of 1940, as amended.

         3. The Shares of the Mid Cap Value Fund shall have the additional relative rights and preferences, shall be subject to the liabilities, shall have the other characteristics, and shall be subject to other powers of the Trustees, all as set forth in paragraphs (a) through (m) of Section 4.2 of the Declaration. Without limitation of the foregoing sentence, each Share of such series shall be redeemable, shall be entitled to one vote, or a ratable fraction of one vote in respect of a fractional share, as to matters on which Shares of such series, or such Class as the case may be, shall be entitled to vote, and shall represent a share of the beneficial interest in the assets of the Mid Cap Value Fund, all as provided in the Declaration.

         4. Subject to the provisions and limitations of Section 7.3 of the Declaration and applicable law, this Certificate of Designation may be amended by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees), provided that, if any amendment materially adversely affects the rights of the Shareholders of the Mid Cap Value Fund, or a particular Class of the Mid Cap Value Fund, such amendment may be adopted by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with subsection (e) of Section 4.2 of the Declaration of the holders of a majority of all the Shares of the Mid Cap Value Fund, or the particular Class of Mid Cap Value Fund, respectively, outstanding and entitled to vote.


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         5. All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration filed with the Secretary of State of The Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this ____ day of ________, 200__.


                                           ----------------------------------
                                           Kelley Abbott Howes, Secretary


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STATE OF COLORADO                   )
                                    )        ss.
CITY AND COUNTY OF DENVER           )

         BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _______, 200__.





My Commission Expires:

                                          --------------------------------------
-----------------------------             Notary Public